CS FIRST BOSTON                                    Exhibit 20           Page 1


                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                   November 1, 1996 through November 30, 1996

A. ORIGINAL DEAL PARAMETER INPUTS
(A) Original Total Portfolio                                                                           $40,005,810.14
(B) Class A Certificate Ownership Interest of the Trust                                                         90.00%
(C) Original Class A Certificate Balance                                                               $36,005,229.12
(D) Class A Certificate Rate                                                                                     5.45%
(E) Class B Certificate Ownership Interest of the Trust                                                          6.00%
(F) Original Class B Certificate Balance                                                                $2,400,348.60
(G) Class B Certificate Rate                                                                                     5.80%
(H) Original Class C Certificate Balance                                                                $1,600,232.42
(I) Class C Certificate Rate                                                                                     0.00%
(J) Servicing Fee Rate                                                                                           3.50%
(K) Original Weighted Average Coupon (WAC)                                                                      20.20%
(L) Original Weighted Average Remaining Term (WAM)                                                              51.66 months
(M) Number of Contracts                                                                                         3,332
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                           4.00%
    (ii)  Specified SA Balance                                                                          $1,600,232.41
    (iii) Floor Amount                                                                                     800,116.20

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                      Total Trust
                                                                                                   -------------------
(A) Total Portfolio Outstanding                                                                        $28,274,520.78
(B) Total Portfolio Pool Factor                                                                             0.7067604
(C) Class A Certificate Balance                                                                        $25,447,068.70
(D) Class A Principal Factor                                                                                0.7067604
(E) Class B Certificate Balance                                                                         $1,696,471.25
(F) Class B Principal Factor                                                                                0.7067604
(G) Class C Certificate Balance                                                                         $1,130,980.84
(H) Spread Account Balance                                                                               1,702,927.58
(I) Payahead Account Balance                                                                               111,581.93
(J) Cumulative Accrued Servicing Fee Balance                                                               651,566.86
(K) Cumulative Net Losses for All Prior Periods                                                          2,131,410.02
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                        20.11%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                43.15 months
(N) Number of Contracts                                                                                         2,604

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                     $726,096.27
    (ii)  Interest Payments Received                                                                       419,494.26
    (iii) Repurchased Loan Principal                                                                             0.00
    (iv)  Repurchased Loan Interest                                                                              0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                  49,044.34
(C) Amount Applied From Payahead Account                                                                         0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                        20.12%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                            42.24 months
(F) Remaining Number of Contracts                                                                               2,541
(G) Delinquent Contracts
                                                                             Contracts                   Amount
                                                                          ---------------  --------------------------------------
    (i)   30-59 Days Delinquent                                                       55      2.16%       $575,220.76       2.14%
    (ii)  60-89 Days Delinquent                                                        0      0.00%              0.00       0.00%
    (iii) 90 Days or More Delinquent                                                   0      0.00%              0.00       0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                            $337,604.25
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                               $612,390.71
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                   243,490.11
    (iii) Recoveries on Previously Liquidated Contracts                                                     31,296.35
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                          53

I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated February 1, 1996, and is correct, to the best of my knowledge.

                                                           Controller                                   12/10/96
/s/ Thomas R. Blend
---------------------------------------------------------------------                             --------------
Signature                                                  Title                                  Date

CS FIRST BOSTON                                  Exhibit 20              Page 2

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                   November 1, 1996 through November 30, 1996

I. COLLECTIONS
(A) Principal Payments Received (C(A)i)                                                                $726,096.27
(B) Interest Payments Received (C(A)ii)                                                                 419,494.26
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                            274,786.46
(D) Principal on Repurchased Contracts (C(A)iii)                                                              0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                0.00
                                                                                                     -------------
(F) Total Collections (A+B+C+D+E)                                                                    $1,420,376.99

                                                                                                     -------------
(H) Total Available Amount (F+G)                                                                     $1,420,376.99

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                $726,096.27
(B) Principal on Repurchased Contracts (C(A)iii)                                                              0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                           612,390.71
                                                                                                     -------------
(D) Total Principal Reduction (A+B+C)                                                                $1,338,486.98

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                 $115,572.10
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                   1,204,638.28
                                                                                                     -------------
    (iii) Total Distributable Amount (i+ii)                                                          $1,320,210.38

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                   $8,199.61
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                      80,309.22
                                                                                                     --------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                        $88,508.83

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                       $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                               53,539.48
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                         (124,349.05)
                                                                                                     -------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                        ($70,809.57)

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                       $82,467.35

(I) Required Distributions
    (i)   Servicing Fee                                                                                 $82,467.35
    (ii)  Class A Amount (II(E)iii)                                                                   1,320,210.38
    (iii) Class B Amount (II(F)iii)                                                                      88,508.83
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                 0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                             0.00
    (vi)  Class C Amount (VI(A))                                                                              0.00
    (vii) Excess Collections (VI(B))                                                                          0.00
                                                                                                     -------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                            $1,491,186.56

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                $70,809.57


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                    $111,581.93
(B) Amounts Applied to Payahead Account (C(B))                                                           49,044.34
(C) Amounts Withdrawn from Payahead Account (C(C))                                                            0.00
(D) Ending Period Balance                                                                              $160,626.27

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                        Begin. of Period          End of Period
(A) Balances and Principal Factors                                      -----------------      --------------------
    (i)    Total Pool Balance                                             $28,274,520.78            $26,936,033.80
    (ii)   Total Pool Factor                                                   0.7067604                 0.6733030
    (iii)  Receivables Balance                                             28,274,520.78             26,936,033.80

    (v)    Class A Certificate Balance                                    $25,447,068.70            $24,242,430.42
    (vi)   Class A Principal Factor                                            0.7067604                 0.6733030
    (vii)  Class B Certificate Balance                                     $1,696,471.25             $1,616,162.03
    (viii) Class B Principal Factor                                            0.7067604                 0.6733030
    (ix)   Class C Certificate Balance                                     $1,130,980.84             $1,077,441.36

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                            20.11%                    20.12%
    (ii)  Weighted Average Remaining Maturity (WAM)                                43.15 months              42.24 months
    (iii) Remaining Number of Contracts                                            2,604                     2,541

CS FIRST BOSTON                                Exhibit 20                Page 3

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                   November 1, 1996 through November 30, 1996

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                       $1,702,927.58

(B) Draw for Class A Distributable Amount and Servicing Fee                                                    0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                 70,809.57
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                     0.00
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                   -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                         $1,632,118.01

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                        $2,020,202.54

(G) Ending Spread Account Balance (Min(E,F))                                                          $1,632,118.01

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                 0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                            $0.00
(B) Release from SSA                                                                                           0.00
                                                                                                      -------------
(C)  Total Distribution to Class C Certificateholder                                                          $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                         $337,604.25
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                     $612,390.71
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                        243,490.11
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                         31,296.35
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                2,469,014.27

(D) Delinquent and Repossessed Contracts
                                                                                 Contracts             Amount
                                                                                 ----------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                               55   2.16%        $575,220.76       2.14%
    (ii)  60-89 Days Delinquent (C(G)ii)                                               0   0.00%               0.00       0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                         0   0.00%               0.00       0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))            53   2.09%         537,832.07       2.00%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                   7.67%
    (ii)  Preceding Collection Period                                                                         13.01%
    (iii) Current Collection Period                                                                           14.33%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                 11.67%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
       Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                   2.91%
    (ii)  Preceding Collection Period                                                                          2.75%
    (iii) Current Collection Period                                                                            2.00%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                  2.55%

(C) Loss and Delinquency Trigger Indicator                                                      Trigger Was Hit!!


(D) Unpaid Servicing Fee                                                                                      $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                     $651,566.86

                                              Exhibit 20                 Page 4

                          AFG Receivables Trust, 1996-A
                         5.45% Asset Backed Certificates
                     Statement to Class A Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                     Agreement dated as of February 1, 1996)

Distribution Date:         December 16, 1996

Collection Period:         November 1, 1996 through November 30, 1996

Period (Month)                   10

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                           $               47.34

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                            $                4.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                       $       26,936,033.80

Total Available Amount                                                                                    $        1,420,376.99

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                           $                3.24

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                         $                2.92

Unpaid Servicing Fee                                                                                      $                0.00

Ending Cumulative Accrued Servicing Fee Balance                                                           $          651,566.86

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                  $                0.00

Class A Principal Carryover Shortfall                                                                     $                0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                      $                0.00

Class A Interest Carryover Shortfall                                                                      $                0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                       $                0.00

Class A Certificate Factor as of the Distribution Date                                                                0.6733030

Class A Certificate Balance as of the Distribution Date                                                   $       24,242,430.42

Class B Certificate Factor as of the Distribution Date                                                                0.6733030

Class B Certificate Balance as of the Distribution Date                                                   $        1,616,162.03

Class C Certificate Balance as of the Distribution Date                                                   $        1,077,441.36

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                             $                0.00

Balance of the Spread Account on the Distribution Date                                                    $        1,632,118.01

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                    $          (70,809.57)

Balance of the Payahead Account                                                                           $          160,626.27

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                    $           49,044.34

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                               108

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                         $        1,113,052.83

                                                       Exhibit 20        Page 5

                           AFG 1996-A Grantor Trust
                        5.80% Asset Backed Certificates
                    Statement to Class B Certificateholders
            (Pursuant to Section 14.10 of the Pooling and Servicing
                    Agreement dated as of February 1, 1996)



Distribution Date:         December 16, 1996

Collection Period:         November 1, 1996 through November 30, 1996


Distribution Allocable to Principal (per $1,000 of beginning principal balance)                            $             47.34

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                             $              4.83

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                        $     26,936,033.80

Total Available Amount                                                                                     $      1,420,376.99

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                            $             48.61

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                          $              2.92

Unpaid Servicing Fee                                                                                       $              0.00

Ending Cumulative Accrued Servicing Fee Balance                                                            $        651,566.86

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                   $              0.00

Class B Principal Carryover Shortfall                                                                      $              0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                       $              0.00

Class B Interest Carryover Shortfall                                                                       $              0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                        $              0.00

Class A Certificate Factor as of the Distribution Date                                                               0.6733030

Class A Certificate Balance as of the Distribution Date                                                    $     24,242,430.42

Class B Certificate Factor as of the Distribution Date                                                               0.6733030

Class B Certificate Balance as of the Distribution Date                                                    $      1,616,162.03

Class C Certificate Balance as of the Distribution Date                                                    $      1,077,441.36

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                              $              0.00

Balance of the Spread Account on the Distribution Date                                                     $      1,632,118.01

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                     $        (70,809.57)

Balance of the Payahead Account                                                                            $        160,626.27

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                     $         49,044.34

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                              108

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                          $      1,113,052.83